Exhibit 16.1


CORDOVANO AND HONECK, P.C.                        CERTIFIED PUBLIC ACCOUNTANTS
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                                                  201 STEELE STREET

                                                  SUITE 300

                                                  DENVER, COLORADO 80206
                                                  (303) 329-0220 PHONE
                                                  (303) 316-7493 FAX
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June 11, 2004

Securities and Exchange Commission

450 FIFTH STREET, NW
Washington, D.C. 20549


Re:  AGU Entertainment Corp. (formerly Lexington Barron Technologies, Inc.)


Ladies and Gentlemen:

We were previously the principal accountants for AGU Entertainment Corp. (formerly Lexington Barron Technologies, Inc.) and we reported on the financial statements of AGU Entertainment Corp. as of December 31, 2003 and 2002, and for the years then ended. On June 8, 2004, our appointment as principal accountants was terminated. We have read the statements made by AGU Entertainment Corp. under Item 4 of its Amendment No. 2 to Form 8-K, dated April 1, 2004 (the "Form 8-K/A"), and we agree with the statements concerning our firm in the Form 8-K/A.


Sincerely,


/s/ CORDOVANO AND HONECK, P.C.
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Cordovano and Honeck, P.C.